                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              C*ATS SOFTWARE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                               C*ATS SOFTWARE INC.

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1998

                               -------------------

TO THE SHAREHOLDERS OF C*ATS SOFTWARE INC.

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of C*ATS Software Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 20, 1998 at 1:00 p.m., local time, at the offices of the Company, 1870 Embarcadero Road, Palo Alto, California 94303, telephone (650) 321-3000 for the following purposes:

     1. To elect six (6) directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

     3. To transact such other business as may properly come before the meeting and at any and all continuations or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the meeting and any continuation or adjournment thereof.

                         By Order of the Board of Directors


                         Rod A. Beckstrom,
                         CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD

Palo Alto, California
April 15, 1998


-------------------------------------------------------------------------------

                           YOUR VOTE IS IMPORTANT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. RETURNING YOUR PROXY WILL HELP THE COMPANY ENSURE A QUORUM AND AVOID THE ADDITIONAL EXPENSE OF DUPLICATE PROXY SOLICITATIONS. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED THE PROXY.

-------------------------------------------------------------------------------

                              C*ATS SOFTWARE INC.
                             1870 EMBARCADERO ROAD
                          PALO ALTO, CALIFORNIA 94303

                               -------------------

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 20, 1998

                               -------------------

                  INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of C*ATS Software Inc. (the "Company") for the 1998 Annual Meeting of Stockholders to be held on Wednesday, May 20, 1998, at 1:00 p.m., local time (the "Annual Meeting"), and at any and all continuations or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of the Company, 1870 Embarcadero Road, Palo Alto, California 94303. The telephone number at this address is (650) 321-3000.

     These proxy solicitation materials were mailed on or about April 15, 1998 to all stockholders entitled to vote at the Annual Meeting.

PURPOSES OF THE ANNUAL MEETING

     The purposes of the Annual Meeting are to (1) elect six directors to serve for the ensuing year and until their successors are duly elected and qualified, (2) ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1998 and (3) transact such other business as may properly come before the meeting and at any and all continuations or adjournments thereof.

RECORD DATE AND SHARE OWNERSHIP

     Only stockholders of record at the close of business on March 31, 1998 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of March 31, 1998 the Company had outstanding 6,855,874 shares of Common Stock. For information regarding holders of more than 5% of the outstanding Common Stock, see "Share Ownership of Directors, Officers and Certain Beneficial Owners." The closing price of the Company's Common Stock on the Record Date, as reported by the Nasdaq National Market, was $5.50 per share.

REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company at the Company's principal executive office, 1870 Embarcadero Road, Palo Alto, California 94303, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND PROXY SOLICITATION

     Each stockholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the stockholder is entitled to vote, or distributing the stockholder's votes under the same principle among as many candidates as the stockholder chooses, provided that votes may not be cast for more than six (6) candidates. However, no stockholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting. On all other matters, each share has one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is involved and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not treat abstentions as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Company to aid in the solicitation of proxies from bankers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $3,500.00 for its services and will reimburse Skinner & Co. for certain out-of-pocket expenses. The Company also may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, the Company's directors, officers and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, telegraph or facsimile copy.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 31, 1998, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

SHAREHOLDER INFORMATION

IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO C*ATS SOFTWARE INC., 1870 EMBARCADERO ROAD, PALO ALTO, CA 94303, ATTENTION: INVESTOR RELATIONS.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed by the stockholder, the proxy holders will vote the proxies received by them for the Company's nominees named below. All nominees are currently directors of the Company. Mr. Andrew Rachleff and Mr. Robert Geske are not standing for re-election. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                       "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

     The names of the nominees, each of whom is currently a director of the Company, and certain information about them is set forth below, including information furnished by them as to their principal occupation for the last five years, certain other directorships held by them and their ages as of March 31, 1998:

                                                                                     DIRECTOR
NAME                        AGE   POSITION WITH THE COMPANY                           SINCE
----------------------      ---   -----------------------------------------------    --------
Rod A. Beckstrom            37    Chief Executive Officer and Chairman                 1988
David Gilbert               52    President, Chief Operating Officer and Director      1997
Manuel Correia (2)          63    Director                                             1995
Mark P. Kalkus (1)          35    Director                                             1990
Dale Prouty (2)             45    Director                                             1997
Mario M. Rosati (1)         51    Director and Secretary                               1989

--------------------
   (1)   Member of the Compensation Committee.
   (2)   Member of the Audit Committee.

     Rod A. Beckstrom was a founder of the Company and has been Chief Executive Officer and Chairman since 1988. Before founding the Company, Mr. Beckstrom worked at Morgan Stanley International in London as a swaps trader. Mr. Beckstrom received a B.A. in Economics and an M.B.A. from Stanford University.

     David Gilbert became a Director of the Company in November 1997. Dr. Gilbert has served as President and Chief Operating Officer of the Company since September 1996. In 1979, he founded Banking Decision Systems, Inc., which was acquired in 1988 by Logica, Inc. ("Logica"). At Logica he served as Senior Vice President and International Director of Logica's global risk management business. Until its recent acquisition by First Nationwide Holdings, Inc., Dr. Gilbert was also Chairman of the Board of

Directors at California Federal before its merger with First Nationwide Holdings, Inc. Dr. Gilbert received a Ph.D. in Economics from Harvard University.

     Dale Prouty became a Director of the Company in August 1997. From May 1991 until his retirement in April 1997, he served as Executive Vice President of Investment Technology Group, Inc. ("ITG"). Dr. Prouty now serves as executive consultant for ITG. Prior to this, Dr. Prouty founded and served as chief executive officer of Integrated Analytics Corporation ("IAC"), a provider of real-time intelligent systems for the securities industry, which was ultimately acquired by ITG. Prior to this, Dr. Prouty developed analytic software systems for Inference Corporation and NASA Project Galileo. Dr. Prouty is also a director of Investment Technology Group, Inc. and Sqribe Technology. He received a Ph.D. in Applied Physics from California Institute of Technology.

     Mark P. Kalkus became a Director of the Company in 1990. Mr. Kalkus has been President and Chief Operating Officer of Lamar Companies, a real estate investment concern, since 1992. From 1988 to 1992, Mr. Kalkus was Vice President of Lamar Companies. Mr. Kalkus received a B.A. degree from Stanford University and a J.D. from Stanford Law School.

     Mario M. Rosati has been a Director of the Company since 1989 and Secretary since 1988. Mr. Rosati is a member of the law firm of Wilson Sonsini Goodrich & Rosati. Mr. Rosati received a B.A. degree from the University of California at Los Angeles and a J.D. from the Boalt Hall School of Law at the University of California at Berkeley. Mr. Rosati is also a director of Aehr Test Systems, Inc., Genus, Inc., LECG, Inc., Meridian Data, Inc., Ross Systems, Inc., Sanmina Corporation and several privately held companies.

     Manuel Correia became a Director of the Company in January 1995. Since May of 1997, he has been the Executive Vice President and Chief Operating Officer of CoWare, Inc. CoWare, Inc. is a start-up company in the EDA business. From November 1988 to May 1997, Mr. Correia was Vice President of Technical Services for Cadence Design Systems, Inc., one of the world's largest CAD firms. Prior to this, Mr. Correia was Vice President of Marketing and Customer Service for Gateway Design Automation. Mr. Correia received a B.S. degree in Electrical Engineering from Northeastern University and an M.S. degree in Management Sciences from State University of New York. Mr. Correia is also a director of Infinium Software, Inc.

     There are no family relationships between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1997 (the "Last Fiscal Year"), the Board of Directors held a total of four (4) meetings. Each of the incumbent directors attended at least 75% of all meetings of the Board of Directors and of the committees, if any, upon which such director served.

     The Audit Committee, which currently consists of directors Manuel Correia and Dale Prouty, was established to review, in consultation with the independent accountants, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee also recommends the engagement of the Company's independent accountants and reviews other matters relating to the relationship of the Company with its accountants. The Audit Committee met three (3) times during the Last Fiscal Year.

     The Compensation Committee, which currently consists of directors Mark
P. Kalkus, Andrew S. Rachleff and Mario M. Rosati, was established to review and act on matters relating to compensation levels and benefit plans for key executives of the Company, among other things. The Compensation Committee met four (4) times during the Last Fiscal Year. The Board of Directors currently has no nominating committee or a committee performing a similar function.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors for the Last Fiscal Year consisted of directors Mark P. Kalkus, Andrew S. Rachleff and Mario M. Rosati. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company.

COMPENSATION OF DIRECTORS

     In 1997, non-employee Directors were compensated $2,500 per quarter for their services. Directors are also reimbursed for their expenses incurred in attending Board meetings. Non-employee directors participate in the 1995 Director Option Plan (the "Director Plan"). Under the Director Plan, each current non-employee director has been granted, on the later of January 6, 1995 or the date on which such individual first became a director, a non-statutory option to purchase 15,000 shares of Common Stock which has a term of ten years and which vests or will vest and become exercisable as to one-twelfth (1/12) of the shares at the end of each three month period from its date of grant, such that each option shall be fully exercisable three years following its date of grant, based on continued service as a director. In 1998, for each subsequent year after three years of continued service as a Director, each non-employee director shall be permitted to choose from either of two compensation plans. Under the terms of the first plan, a non-employee Director will receive $2,500 per quarter and a non-statutory option to purchase 7,500 shares of Common Stock which will vest as to 25% of the shares at the end of each three-month period. Under the terms of the second plan, a non-employee Director will receive no cash compensation and a non-statutory option to purchase 10,000 shares of Common Stock which will vest as to 25% of the shares at the end of each three-month period. Such options shall have a term of ten years and shall have an exercise price of 100% of the fair market value of the Common Stock on the date of the grant. During the fiscal year ended December 31, 1997, options to purchase an aggregate of 100,000 shares of the Company's Common Stock were granted to Rod A. Beckstrom pursuant to the company's 1995 Stock Plan. Of such grant, options to purchase 50,000 shares have an exercise price of $6.50 per share and options to purchase 50,000 shares have an exercise price of $8.00 per share. These options are exercisable over four years with 25% of the shares subject to the option vesting 12 months after the vesting commencement date, and 1/48th of the shares subject to the option vesting each month thereafter.

VOTE REQUIRED

     The six nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

                                    PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP, independent accountants, to audit the financial statements of the Company for the current fiscal year ending December 31, 1998. Arthur Andersen LLP has audited the Company's financial statements annually since 1993. In the event that a majority of the Votes Cast are against the ratification, the Board of Directors will reconsider its selection.

     A representative of Arthur Andersen LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                    SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by
(i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock; (ii) each director and nominee for director; (iii) each of the Company's executive officers named in the Summary Compensation Table appearing herein (the "Named Officers"); and (iv) all current executive officers and directors of the Company as a group.

                                                        SHARES BENEFICIALLY OWNED (1)
                                                       ------------------------------
BENEFICIAL OWNER                                        NUMBER            PERCENT (2)
----------------                                       ---------          -----------
Rod A. Beckstrom (3)................................   1,106,434             15.9%
David L. Babson and Company Incorporated (4)........     732,800             10.7%
  One Memorial Drive
  Cambridge, MA  02142
Merrill, Pickard, Anderson & Eyre V, L.P. (5)(6)....     679,015              9.9%
  (Andrew Rachleff)
  2480 Sand Hill Road, Suite 200
  Menlo Park, CA  94205
State of Wisconsin Investment Board (7).............     463,700              6.8%
  P.O. Box 7842
  Madison, WI  53707
Robert Geske........................................     289,325              4.2%
Jerome Bock.........................................     289,325              4.2%
Manuel Correia (8)..................................      15,000                *
Mark P. Kalkus (9)..................................      53,100                *
Amos Barzilay (10)..................................      48,376                *
Mario M. Rosati (11)................................      17,997                *
Andrew Rachleff (5)(6)..............................     679,015              9.9%
Finn Christensen (12)...............................      45,626                *
David Gilbert (13)..................................      92,626              1.3%
James Graber........................................          --                *
Jill Kulick.........................................          --                *

All Directors and Executive Officers as a group
  (12 persons) (14).................................   2,636,824             36.7%

----------------------------
*    Represents less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the beneficial owners listed in the table is c/o C*ATS Software Inc., 1870 Embarcadero Road, Palo Alto, CA 94303.

(2) Percent ownership is based on 6,855,874 shares of Common Stock outstanding. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes (i) 97,500 shares issuable upon exercise of options held by Mr. Beckstrom exercisable within 60 days of the Record Date and (ii) 6,000 shares held by family members and trusts for the benefit of family members to which Mr. Beckstrom disclaims beneficial ownership.

(4) Based on Amendment Number 1 to Schedule 13G filed in January 1998 by David L. Babson and Company Incorporated which has sole voting power over 732,800 shares.

(5) Based on Amendment Number 1 to Schedule 13G filed in January 1998 by Merrill, Pickard, Anderson & Eyre V, L.P. on behalf of itself, Andrew Rachleff, Bruce Dunlevie, James Anderson and Steven Merrill.

(6) Includes 10,000 shares owned by Mr. Rachleff and 669,015 shares owned beneficially by Merrill, Pickard, Anderson & Eyre V, L.P., of which Merrill, Pickard, Anderson & Eyre V Management Co., L.P. is a general partner. Mr. Rachleff is a general partner of Merrill, Pickard, Anderson & Eyre V Management Co., L.P. and in such capacity, Mr. Rachleff may be deemed to share voting and investment power with respect to such shares, although he disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. In addition to Mr. Rachleff, there are three other general partners of Merrill, Pickard, Anderson & Eyre V Management Co., L.P., James C. Anderson, Bruce W. Dunlevie and Steven L. Merrill, each of whom may be deemed to share voting and investment power with respect to such shares. Each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7) Based on Amendment Number 2 to Schedule 13G filed in January 1998 by State of Wisconsin Investment Board which has sole voting power over 463,700 shares.

(8) Includes 15,000 shares issuable upon exercise of options held by Mr. Correia exercisable within 60 days of the Record Date.

(9) Includes (i) 15,000 shares issuable upon exercise of options held by Mr. Kalkus exercisable within 60 days of the Record Date and (ii) 16,000 shares held by family members and trusts for the benefit of family members to which Mr. Kalkus disclaims beneficial ownership.

(10) Includes 44,376 shares issuable upon exercise of options held by Mr. Barzilay exercisable within 60 days of the Record Date.

(11) Includes 15,000 shares issuable upon exercise of options held by Mr. Rosati exercisable within 60 days of the Record Date.

(12) Includes 45,626 shares issuable upon exercise of options held by Mr. Christensen exercisable within 60 days of the Record Date.

(13) Includes 90,626 shares issuable upon exercise of options held by Dr. Gilbert exercisable within 60 days of the Record Date.

(14) Includes 323,128 shares issuable upon exercise of options held by Directors and Executive Officers as a group exercisable within 60 days of the Record Date.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly paid executive officers (the "Named Officers") during the three fiscal years ended December 31, 1997, 1996, and 1995.

                                                             LONG-TERM
                                                            COMPENSATION
                                      ANNUAL COMPENSATION   ------------
                                      -------------------    SECURITIES
                                      SALARY       BONUS     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    ($)(1)        ($)      OPTIONS (#)    COMPENSATION ($)(2)
---------------------------   ----    -------      ------    -----------    -------------------
Rod A. Beckstrom...........   1997    192,725      28,875      100,000           1,200
 Chief Executive              1996    191,540      28,875       50,000              --
 Officer                      1995    160,209          --           --              --

David Gilbert (4)..........   1997    192,637      28,875           --           1,200
 President and Chief          1996    179,823      28,875      200,000          30,000(3)
 Operating Officer            1995         --          --           --              --

Finn Christensen (5).......   1997    151,750      20,250           --              --
 Vice President of            1996    132,250      20,250       90,000              --
 Marketing                    1995         --          --           --              --

Robert L. Geske (6)........   1997    144,000      21,600           --           1,200
 Vice President of            1996    132,000      21,600           --              --
 Research and Development     1995         --          --           --              --

Amos Barzilay (7)..........   1997    152,682      21,750           --           1,200
 Vice President Capital       1996    115,202      21,750       90,000              --
 Markets and Treasury         1995         --          --           --              --

---------------

(1) Amounts shown are before salary reductions resulting from contributions to the Company's 401(k) Profit Sharing Plan (the "401(k) Plan").

(2) Includes matching contributions of $1,200 each paid by the Company under the 401(k) Plan.

(3)  Amount shown is a relocation expense reimbursement.

(4)  Dr. Gilbert joined the Company in January 1996.

(5)  Mr. Christensen joined the Company in February 1996.

(6)  Mr. Geske joined the Company in January 1996.

(7)  Mr. Barzilay joined the Company in March 1996.

                             -----------------------

         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

   In connection with the February 13, 1996 acquisition of LOR/Geske Bock Associates, Inc., by C*ATS Sub, Inc. a wholly-owned subsidiary of the Company, Robert Geske entered into an employment agreement, dated January 30 1996, wherein Mr. Geske agreed to serve as a Vice President of the Company. In consideration for his services, Mr. Geske receives an annual base salary of $144,000 and is eligible to participate in any of the Company's executive bonus plans. The term of Mr. Geske's agreement is four years, and after the four year period, Mr. Geske's employment is to be extended for successive six-month periods. Further, under the agreement, Mr. Geske is to receive certain severance benefits should his employment with the Company terminate for any reason other than for cause.

STOCK OPTION GRANTS AND EXERCISES

     The following table sets forth the number and terms of options granted to the Named Officers during the last fiscal year ended December 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                             INDIVIDUAL GRANTS
                           ------------------------                           POTENTIAL REALIZABLE
                                         % OF TOTAL                             VALUE AT ASSUMED
                           NUMBER OF      OPTIONS                             ANNUAL RATES OF STOCK
                           SECURITIES    GRANTED TO                           PRICE APPRECIATION
                           UNDERLYING    EMPLOYEES    EXERCISE                 FOR OPTION TERM (2)
                            OPTIONS     IN FISCAL    PRICE PER  EXPIRATION   ---------------------
NAME                        GRANTED      YEAR (1)    ($/SHARE)    DATE          5%          10%
-------------------------  ----------   -----------  ---------  ----------   --------     --------
Rod A. Beckstrom.........    50,000        7.7%        $6.50     8/13/07     $204,391     $517,966
                             50,000        7.7%        $8.00     8/13/07     $129,391     $442,966
David Gilbert............        --         --            --          --           --           --
Finn Christensen.........        --         --            --          --           --           --
Robert L. Geske..........        --         --            --          --           --           --
Amos Barzilay............        --         --            --          --           --           --

------------------------
(1) Based on 650,000 total options granted to employees during the Last Fiscal Year.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or any other defined level. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in the table may not be achieved and do not reflect the Company's estimate of future stock price growth. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Officers.

     The following table provides information with respect to option exercises by the Named Officers during the fiscal year ended December 31, 1997 and the value of their unexercised options at December 31, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                            SHARES                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                           ACQUIRED       VALUE      OPTIONS AT FISCAL YEAR END(#)   AT FISCAL YEAR END ($)(2)
                         ON EXERCISE     REALIZED    -----------------------------  -----------------------------
NAME                         (#)          ($)(1)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-----------------------  -----------     --------    ------------- ---------------  ------------- ---------------
Rod A. Beckstrom.......       --            --            81,876        128,124        248,010       13,523
David Gilbert..........       --            --            69,793        130,207         25,823       48,177
Finn Christensen.......       --            --            35,625         54,375         13,181       20,119
Robert L. Geske........       --            --                --             --             --           --
Amos Barzilay..........       --            --            34,375         55,625         12,719       20,581

------------------
(1) Calculated as the fair market value of the shares on the date of exercise less the exercise price of the options.

(2) Calculated as the fair market value of the securities underlying the options at the fiscal year end ($5.063 per share on December 31, 1997) less the exercise price of the options.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL

     In its ordinary course of business, the Company enters into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party.

STOCK OPTIONS

     During the Last Fiscal Year, options to purchase an aggregate of 100,000 shares of the Company's Common Stock were granted to Rod A. Beckstrom pursuant to the company's 1995 Stock Plan. Of such grant, options to purchase 50,000 shares have an exercise price of $6.50 per share and options to purchase 50,000 shares have an exercise price of $8.00 per share. These options are exercisable over four years with 25% of the shares subject to the option vesting 12 months after the vesting commencement date, and 1/48th of the shares subject to the option vesting each month thereafter.

COMPENSATION OF DIRECTORS

     In 1997, non-employee Directors were compensated $2,500 per quarter for their services. Directors are also reimbursed for their expenses incurred in attending Board meetings. Non-employee directors participate in the 1995 Director Plan. Under the Director Plan, each current non-employee director has been granted, on the later of January 6, 1995 or the date on which such individual first became a director, a non-statutory option to purchase 15,000 shares of Common Stock which has a term of ten years and which vests or will vest and become exercisable as to one-twelfth (1/12) of the shares at the end of each three month period from its date of grant, such that each option shall be fully exercisable three years following its date of grant, based on continued service as a director. In 1998, for each subsequent year after three years of continued service as a Director, each non-employee director shall be permitted to choose from either of two compensation plans. Under the terms of the first plan, a non-employee Director will receive $2,500 per quarter and a non-statutory option to purchase 7,500 shares of Common Stock which will vest as to 25% of the shares at the end of each three-month period. Under the terms of the second plan, a non-employee Director will receive no cash compensation and a non-statutory option to purchase 10,000 shares of Common Stock which will vest as to 25% of the shares at the end of each three-month period. Such options shall have a term of ten years and shall have an exercise price of 100% of the fair market value of the Common Stock on the date of the grant.

LEGAL COUNSEL

     During the Last Fiscal Year, Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati. The Company continued to retain WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 1998.

                       REPORT OF THE COMPENSATION COMMITTEE
                             OF THE BOARD OF DIRECTORS


   REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                   COMPENSATION

     Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee, Messrs. Kalkus, Rachleff and Rosati are non-employee directors. Decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board (which did not modify or reject any Compensation Committee decisions during 1997), except for decisions about awards under the Company's Stock Plan, which decisions must be made solely by the committee in order for the grants under such Stock Plan to satisfy Rule 16b-3.

     COMPENSATION PHILOSOPHY AND RELATIONSHIP OF PERFORMANCE. This report reflects the Compensation Committee's executive officer compensation philosophy for the year ended December 31, 1997 as endorsed by the Board of Directors. The resulting actions taken by the Company are shown in the compensation tables supporting this report. The Compensation Committee either approves or recommends to the Board of Directors compensation levels and compensation components for the executive officers. With regard to compensation actions affecting the Chief Executive Officer, all of the non-employee members of the Board of Directors acted as the approving body.

     The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus stockholder value, by aligning the financial interests of the key executives with those of stockholders.

     The executive compensation program (the "Program") is viewed in total considering all of the component parts: base salary, annual performance bonus, benefits and long-term incentive opportunity in the form of stock options and stock ownership. The annual compensation components consist generally of equal or lower base salaries than those of companies within the industry combined with incentive plans based on the Company's financial performance that can result in total compensation generally in line with those at comparable companies. Long-term incentives are tied to stock performance through the use of stock options. The Compensation Committee's position is that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Committee believes this philosophy and structure are in the best interests of the stockholders.

     Executive compensation for fiscal 1997 primarily consisted of base salary and performance incentives awarded in the form of stock options for such period.

     ANNUAL INCENTIVE ARRANGEMENTS. The Company has adopted a Program which provides annual incentive compensation in the form of cash bonuses to key employees, including the Named Officers, who by the nature of their positions are deemed sufficiently accountable to impact directly the financial results of the Company. The Program is approved by the Compensation Committee, whose members are not eligible to participate in the Program.

     The Committee believes that key executives should have a significant proportion of total cash compensation subject to specific strategic and financial measurements. At the beginning of each fiscal year, or upon an individual being appointed an executive officer, the Committee sets a target bonus range (0-60%) in 1998 for each executive officer expressed as a percentage of the executive's base salary. Performance goals for purposes of determining annual incentive compensation are established, which include sales, profitability and other strategic and financial measurements. Senior management, including the Named

Officers, have the potential to earn significantly higher levels of incentive compensation if the Company exceeds its targets. The target incentive compensation levels established by the Compensation Committee for 1997 expressed as a percentage of base salary were approximately 30%.

     The performance goals established at the beginning of 1997 were based on several strategic and financial measurements including a target level of profitability and sales and attainment of certain other objectives. Based on evaluation of the above criteria, the Compensation Committee chose to award incentive payments for 1997 averaging approximately 15% in amounts listed below under the "Executive Compensation--Summary Compensation Table."

     STOCK OPTIONS. The Compensation Committee of the Board of Directors generally determines stock option grants to eligible employees including the Named Officers. The Committee believes that options granted to management reinforce the Compensation Committee's philosophy that management compensation should be closely linked with stockholder value. Stock options have been granted to all of the Company's management and key employees.

     OTHER COMPENSATION PLANS. The Company has adopted certain broad-based employee benefit plans in which all employees, including the Named Officers, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. Under the Company's 401(k) Plan, which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code, participants, including the Named Officers, can contribute a percentage of their annual compensation. The 401(k) Plan allows for the Company to make matching contributions. In 1997, the Company made a matching contribution for participants of $1,200 or 25% of the individual's contribution, whichever was less.

     MR. BECKSTROM'S 1997 COMPENSATION. Compensation for the Chief Executive Officer aligns with the philosophies and practices discussed above for executive officers in general. All compensation determinations and stock option grants to the Chief Executive Officer are reviewed by the Compensation Committee with the Board of Directors. Mr. Beckstrom is not eligible to participate in the Employee Stock Purchase Plan.

     At the beginning of each fiscal year, the Compensation Committee sets a target bonus amount for the Chief Executive Officer. The target incentive compensation level established for Mr. Beckstrom for 1997, expressed as a percentage of his base salary, was 30%.

     For 1997, the Chief Executive Officer's performance goals were established based on strategic and financial measurements, including a target level of sales and profitability. In evaluating, Mr. Beckstrom's performance for the purpose of determining his incentive compensation for such period, the Compensation Committee considered the Company's performance against its financial and strategic objectives. Based on the evaluation, the Compensation Committee decided that Mr. Beckstrom's performance qualified him to receive a 15% bonus award. For specific data regarding Mr. Beckstrom's 1997 compensation, see "Executive Compensation--Summary Compensation Table."

                                   Compensation Committee

                                   Mario Rosati
                                   Mark Kalkus
                                   Andrew S. Rachleff

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the date of the final prospectus for the initial public offering of the Company's Common Stock on March 21, 1995 through 1997 fiscal year end (December 31, 1997) for C*ATS Software Inc., the Standard and Poor's 500 Composite Index (the "S&P 500") and the Pacific Stock Exchange Technology Index (the "PSE High Tech Index"). The graph assumes that $100 was invested in the Company's Common Stock on March 21, 1995 at the initial public offering price and in the S&P 500 and the PSE High Tech Index. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.


                    COMPARISON OF CUMULATIVE TOTAL RETURNS
                          AMONG C*ATS SOFTWARE INC.,
                    STANDARD & POOR'S 500 COMPOSITE INDEX,
                AND THE PACIFIC STOCK EXCHANGE TECHNOLOGY INDEX

                                           PSE                    NASDAQ
                             C*ATS      TECHNOLOGY    S&P 500    COMPUTER
                            SOFTWARE      INDEX        INDEX      INDEX
                            --------    ----------   --------    --------
21-Mar-95................   $100.000     $100.000    $100.000    $100.000
31-Mar-95................   $107.143     $ 99.797    $100.916    $100.276
30-Jun-95................   $ 78.571     $121.321    $109.794    $126.123
29-Sep-95................   $ 60.714     $ 67.995    $117.787    $138.346
29-Dec-95................   $ 50.893     $ 67.364    $124.142    $137.367
29-Mar-95................   $ 50.893     $ 67.166    $130.100    $142.543
28-Jun-95................   $ 42.857     $ 69.451    $135.523    $161.783
30-Sep-96................   $ 34.821     $ 74.120    $138.527    $175.531
31-Dec-96................   $ 31.250     $ 80.860    $149.295    $194.648
31-Mar-97................   $ 35.268     $ 80.781    $152.598    $182.976
30-Jun-97................   $ 32.143     $ 94.235    $178.400    $222.676
30-Sep-97................   $ 42.857     $112.244    $190.924    $263.724
31-Dec-97................   $ 36.161     $ 97.011    $195.591    $232.091
31-Mar-98................   $ 39.286     $115.515    $222.057    $289.987

                     COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent stockholders were complied with.

                             FINANCIAL STATEMENTS

     The Company's Annual Report to Stockholders for the last fiscal year is being mailed with this proxy statement to stockholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected financial data and management's discussion and analysis of financial condition and results of operations.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting.
If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as the Board of Directors may recommend.

                                   By Order of the Board of Directors

                                   Rod A. Beckstrom,
                                   CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                                   OF THE BOARD

Palo Alto, California
April 15, 1998

                               DETACH HERE



                                 PROXY

                           C*ATS SOFTWARE INC.

                         1870 EMBARCADERO ROAD
                       PALO ALTO, CALIFORNIA 94303

                  1998 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD MAY 20, 1998

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The enclosed proxy is solicited on behalf of the Board of Directors of C*ATS Software Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Wednesday, May 20, 1998, at 1:00 p.m. local time (the "Annual Meeting"), and at any and all continuations or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices at 1870 Embarcadero Road, Palo Alto, California 94303.

THESE PROXY SOLICITATION MATERIALS WERE MAILED ON OR ABOUT APRIL 15, 1998 TO ALL STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
  SIDE                                                                  SIDE
-----------                                                          -----------

                                DETACH HERE

/x/ Please mark
    votes as in
    this example.

1. To elect (6) directors to serve for the ensuing year and until their successors are duly elected and qualified.

   Nominees: Rod A. Beckstrom, Dr. David Gilbert, Manuel Correia,
             Mark P. Kalkus, Dale Prouty, and Mario M. Rosati

                    FOR      WITHHELD
                    / /        / /

/ /
    ------------------------------------------------------
     For all nominees except as noted above
                                                         FOR   AGAINST  ABSTAIN
2. To ratify the appointment of Arthur Andersen LLP as   / /     / /     / /
   independent auditors of the Company for the fiscal year ending December 31, 1998.

                                                         FOR   AGAINST  ABSTAIN
3. To transact such other business as may properly       / /     / /     / /
   come before the meeting and at any and all continuations or adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

This Proxy is being solicited by the Board of Directors of C*ATS Software
Inc.

This Proxy should be marked, dated and signed exactly as name appears hereon. Joint owners should each sign. Persons signing as attorney, executor, adminstrator, trustee or guardian should give full title as such.

Signature: ____________________________  Date:_______________________


Signature: ____________________________  Date:_______________________